FORM 8-K





                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                 CURRENT REPORT




                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                          Date of Report: July 17, 1998




                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)




                         PENNSYLVANIA 1-1401 23-0970240
                       (State or other (SEC (IRS Employer
                   jurisdiction of file number) Identification
                             incorporation) Number)




              230l Market Street, Philadelphia, Pennsylvania 19101
               (Address of principal executive offices) (Zip Code)




               Registrant's telephone number, including area code:
                                 (215) 841-4000

Item 5.  Other Events
On July 17, 1998, AmerGen Energy Company, LLC (AmerGen), the joint venture between PECO Energy and British Energy, entered into a Letter of Intent to purchase the Three Mile Island Unit 1 Nuclear Generating Station (TMI-1), currently owned and operated by GPU Inc.'s electric operating subsidiaries - Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company.

   - Following execution of a Definitive Agreement and subject to regulatory approval, at financial closing AmerGen will pay GPU $23.0 million for the plant. For the nuclear fuel in the reactor, AmerGen will pay $77.6 million in five equal annual installments of $15.52 million beginning December 31, 2000.

  - GPU will provide sufficient funds to decommission the plant, at the expected end of life on the basis of the currently approved decommissioning cost estimates.

       - GPU will make, at closing, additional deposits to decommissioning trust funds so that at financial closing the qualified fund will have a balance of $138 million and the non-qualified fund a balance of $182 million.

       - The parties prefer that GPU transfer the decommissioning funds to AmerGen at closing so that responsibility and ownership of the funds would be with the owner of TMI-1. This alternative may require changes to current tax laws and regulations relating to such funds or IRS rulings. The parties will work together to bring about such changes and to obtain such rulings to accomplish the transfer of the funds in the most efficient manner.

       - If the decommissioning trust funds cannot be transferred to AmerGen, GPU will manage the funds with AmerGen's concurrence to assure the availability of sufficient funds to decommission TMI Unit 1 after the end of its operations.

   -   Closing is anticipated in the fourth quarter of 1999.

   - The Definitive Agreement will provide for GPU Energy's purchase of capacity and energy from TMI-1 for the two-year period January 1, 2000 through December 31, 2001, assuming a financial closing on December 31, 1999.

   -   AmerGen expects to sell energy into the wholesale market beyond 2001.

   - A price adjustment formula will allow GPU to share in market price benefits for the period 2002 to 2010.

   - The Definitive Agreement will contain provisions which make the financial closing subject to, among other things, receipt of all necessary federal and state regulatory approvals including approvals from the Nuclear Regulatory Commission, the Federal Energy Regulatory Commission, the Securities and Exchange Commission, the Pennsylvania Public Utility Commission and the New Jersey Board of Public Utilities and appropriate rulings from the Internal Revenue Service. In addition, the parties shall make all necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act.

   - GPU shall continue to be the owner and licensee of Three Mile Island Unit 2 (TMI-2) and no responsibilities or liabilities relating to TMI-2 shall be transferred to AmerGen. AmerGen will provide certain monitoring and maintenance services for TMI-2 and will be compensated by GPU for such services.

   - AmerGen will employ all GPU nuclear employees located at TMI-1, except those assigned to the dismantlement of TMI-2, at financial closing. AmerGen will also have the opportunity to offer positions to GPU Nuclear's Parsippany headquarters staff. AmerGen will accept the current collective bargaining agreement covering TMI-1 union employees and will recognize the union as the bargaining agent for these employees.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                           PECO ENERGY COMPANY


                                                          \S\ J. Barry Mitchell
                                                         -----------------------
                                                         Vice President, Finance
                                                               and Treasurer

July 17, 1998